UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2019

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement

On February 25, 2019, CTI BioPharma Corp. (the “Company”) entered into a Termination and Transfer Agreement (the “Termination Agreement”) among, on the one hand, the Company and its subsidiary, CTI Life Sciences Limited, and, on the other hand, Les Laboratoires Servier and Institut de Recherches Internationales Servier (together, “Servier”). The Termination Agreement terminates the Amended and Restated Exclusive License and Collaboration Agreement, dated as of April 21, 2017 (the “Collaboration Agreement”), by and among the Company, CTI Life Sciences Limited and Servier.

Under the Termination Agreement, the Company will continue to be responsible for non-U.S. pharmacovigilance for PIXUVRI, the submission of a marketing authorization application for PIXUVRI and wind down of the PIX306 clinical trial during a transition period, which will last until the European Medicines Agency (the “EMA”) adopts a position on the PIXUVRI marketing authorization application. Servier agreed to reimburse the Company €620,000 for costs to be incurred in connection with transition period activities, and if the transition period extends beyond May 31, 2019, Servier will provide additional reimbursement to the Company not to exceed €50,000 per month or €200,000 in the aggregate.

If the EMA’s definitive position results in a standard marketing authorization for PIXUVRI, the Company will transfer and assign all of its rights and responsibilities for PIXUVRI globally to Servier pursuant to an asset purchase agreement. Alternatively, if the EMA’s definitive position results in a conditional marketing authorization or suspension or withdrawal of the marketing authorization, then, at Servier’s election, the Company will either transfer and assign all of its rights and responsibilities for PIXUVRI globally to Servier pursuant to an asset purchase agreement or cooperate with Servier in the withdrawal of PIXUVRI from all jurisdictions other than the United States.

The Termination Agreement provides that, in either scenario, any asset purchase agreement will require, among other things, Servier to pay the Company €2.0 million and assume responsibility for all of the obligations related to PIXUVRI, including the Company’s remaining royalty payments to Novartis International Pharmaceutical Ltd. and the University of Vermont.

The foregoing description of the Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into these Items 1.01 and 1.02 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
10.1
Termination and Transfer Agreement, dated as of February 25, 2019, by and among on the one hand, CTI BioPharma Corp. and CTI Life Sciences Limited, and, on the other hand, Les Laboratoires Servier and Institut de Recherches Internationales Servier.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: February 26, 2019	By:	/s/ David H. Kirske
David H. Kirske
Chief Financial Officer